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                                                                     EXHIBIT 3.6


       CORRECTED SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                            OF GENOMIC SOLUTIONS INC.
                             A DELAWARE CORPORATION


         GENOMIC SOLUTIONS INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended, does hereby certify:

         ONE: The corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 5, 1997, an Amended and Restated Certificate was filed on December 24, 1997, as amended May 22, 1998 and January 24, 2000, and the Second Amended and Restated Certificate was filed on May 2, 2000.

         TWO: This Corrected Second Amended and Restated Certificate of Incorporation restates and amends the provisions of the Second Amended and Restated Certificate of Incorporation, as amended, of this corporation and has been duly adopted in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware, as amended. This Corrected Second Amended and Restated Certificate of Incorporation shall become effective upon the filing of this Certificate (the "Effective Time").

         THREE: The text of the Second Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety as follows:

                                   ARTICLE I.

         The name of this corporation is Genomic Solutions Inc.

                                   ARTICLE II.

         The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III.

         The name and mailing address of the incorporator of the corporation is:
Sara M. Kruse, Jaffe, Raitt, Heuer & Weiss, Professional Corporation, One Woodward Avenue, Suite 2400, Detroit, Michigan 48226.

                                   ARTICLE IV.

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended.



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                                   ARTICLE V.

A. Classes of Stock. This corporation shall have authority to issue the following classes of stock in the number of shares and at the par value indicated below:



         CLASS                                    NUMBER OF SHARES AUTHORIZED               PAR VALUE PER SHARE
         -----                                    ---------------------------               -------------------
         Common Stock                                     40,000,000                              $0.001
         Callable Common Stock                            40,000,000                              $0.001
         Preferred Stock                                  15,000,000                              $0.001


B. Preferred Stock. Preferred Stock may be issued from time to time in one or more series in addition to those created pursuant to Section C of this
     Article V below. Subject to the other provisions of this Certificate of Incorporation, the Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of and to issue shares of the Preferred Stock in series, and by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Subject to compliance with the applicable protective provisions listed in Section
     C.7 of this Article V below, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series M Preferred Stock and Series P Preferred Stock, as provided below), prior or subsequent to the issuance of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          C. Rights, Preferences and Restrictions of Series B, Series C, Series D, Series M and Series P Preferred Stock. Eleven Million Nine Hundred One Thousand Two Hundred Nineteen (11,901,219) shares of the Preferred Stock authorized by this Certificate of Incorporation shall be divided into five
     (5) series. The first series of stock shall consist of One Million Six Hundred Eighty Thousand Eight Hundred Eighty (1,680,880) shares and is designated "Series B Preferred Stock." The second series of stock shall consist of Four Million Seventy Thousand Three Hundred Thirty Nine (4,070,339) shares and is designated "Series C Preferred Stock." The third series shall consist of Fifty Thousand (50,000) shares and is designated "Series M Preferred Stock." The fourth series of stock shall consist of One Million One Hundred Thousand (1,100,000) shares and is designated "Series D Preferred Stock." The fifth series shall consist of Five Million (5,000,000) shares and is designated "Series P Preferred Stock." The rights, preferences, privileges and restrictions granted to and imposed on the Series B Preferred Stock, the Series C Preferred Stock, the Series M Preferred Stock, the Series D Preferred Stock and the Series P Preferred Stock are as set forth below in this Article V.C.

          1. Dividend Provisions. The holders of shares of Series B Preferred Stock, Series C Preferred Stock, Series M Preferred Stock, Series D Preferred Stock and Series P Preferred Stock shall not be entitled to receive any dividends.

          2.   Liquidation Preference.
          (a). In the event of any liquidation, dissolution or winding up of this corporation,




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          either voluntary or involuntary, the holders of shares of Series B
          Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation available for distribution to the stockholders, to the holders of shares of Common Stock, Series P Preferred Stock or any other class of capital stock ranking junior to the Series B Preferred Stock by reason of their ownership thereof, an amount per share equal to (i) $1.00 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price"), as adjusted to reflect any share split, dividend, combination, reclassification or similar event involving the Series B Preferred Stock, plus (ii) an amount per share equal to eight percent (8%) of the Original Series B Issue Price, from the date of issuance to the date of distribution, compounded annually. The holders of shares of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation available for distribution to the stockholders, to the holders of shares of Common Stock, Series P Preferred Stock or any other class of capital stock ranking junior to the Series C Preferred Stock by reason of their ownership thereof, an amount per share equal to (i) $1.75 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price"), as adjusted to reflect any share split, dividend, combination, reclassification or similar event involving the Series C Preferred Stock, plus (ii) an amount per share equal to eight percent (8%) of the Original Series C Issue Price, from the date of issuance to the date of distribution, compounded annually. The holders of shares of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the corporation available for distribution to the stockholders, to the holders of shares of Common Stock, Series P Preferred Stock or any other class of capital stock ranking junior to the Series D Preferred Stock by reason of their ownership thereof, an amount per share equal to (i) $6.00 for each outstanding share of Series D Preferred Stock (the "Original Series D Issue Price"), as adjusted to reflect any share split, dividend, combination, reclassification or similar event involving the Series D Preferred Stock, plus (ii) an amount per share equal to eight percent (8%) of the Original Series D Issue Price, from the date of issuance to the date of distribution, compounded annually. The holders of shares of Series M Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation available for distribution to the stockholders, to the holders of shares of Common Stock, Series P Preferred Stock or any other class of capital stock ranking junior to the Series M Preferred Stock by reason of their ownership thereof, an amount per share equal to $6.00 for each outstanding share of Series M Preferred Stock (the "Original Series M Issue Price"), as adjusted to reflect any share split, dividend, combination, reclassification or similar event involving the Series M Preferred Stock. If upon the occurrence of such event, the assets and funds to be distributed hereunder among the holders of shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series M Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series M Preferred Stock in proportion to the preferential amount each such holder is entitled to receive pursuant to this Section C.2.a.

               b. After the completion of the distribution required by subparagraph (a) of this Section C.2. and any other distribution which may be required with respect to series of


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          Preferred Stock which may from time to time come into existence, the assets of the corporation available for distribution to stockholders shall be distributed among the holders of shares of Common Stock and Series P Preferred Stock pro rata based on the number of shares of Common Stock into which the shares of Series P Preferred Stock held by each holder may then be converted.

               c. Whenever the distribution provided for in this Section C.2. shall be payable in property other than cash, the dollar amount of such distribution shall be the fair market value of such property at the time of distribution as determined in good faith by the Board of Directors.

               d. The corporation shall mail written notice of liquidation, dissolution or winding down not less than 30 days prior to the payment date stated therein to each record holder of shares of Preferred Stock. Any (i) acquisition of the corporation by means of merger or other form of corporate reorganization in which outstanding shares of the corporation are exchanged for securities or other consideration issued by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), (ii) sale, conveyance or disposition of all or substantially all of the assets of this corporation or (iii) transaction or series of related transactions effected by the corporation in which more than 50% of the voting power of the corporation is disposed of (other than a Public Offering as defined herein) (clauses (i), (ii) and (iii) are referred to herein as a "Sale of the Corporation"), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section C.2.

          3. Conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series M Preferred Stock. The holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series M Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

             a.  Right to Convert.

                    (i) Each share of Series B Preferred Stock, Series C
             Preferred Stock, Series D Preferred Stock and Series M Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as determined by dividing the Original Series B Issue Price, Original Series C Issue Price, Original Series D Issue Price or Original Series M Issue Price, as applicable, by the Conversion Price (defined below) at the time in effect for such share. The initial Conversion Price per share for shares of Series B Preferred Stock shall be thirty-three cents ($0.33). The initial Conversion Price per share for shares of Series C Preferred Stock shall be one dollar and seventy five cents ($1.75). The initial Conversion Price for shares of Series D Preferred Stock shall be six dollars ($6.00). The initial Conversion Price per share for shares of Series M Preferred Stock shall be one dollar and one hundred and eleven thousandths of a cent ($1.111). The Conversion Price


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          for the Series B Preferred Stock, Series C Preferred Stock, Series D
          Preferred Stock and the Series M Preferred Stock shall be subject to adjustment as set forth in Section C.3.c., Section C.3.d. and Section C.3.e.

               (ii) Each share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series M Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for such Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock, respectively, immediately concurrent with the consummation of the corporation's sale of its Common Stock in a firm commitment underwriting pursuant to a registration statement on Form S-1, Form SB-1, Form SB-2, or their then equivalents, filed under the Securities Act of 1933, as amended, and resulting in an aggregate offering price to the public of at least $20,000,000, and where the offering price to the public is not less than $8.00 per share (the "Public Offering").

               b. Mechanics of Conversion. Any holder of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock shall be entitled to convert the same into shares of Common Stock by surrendering the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock, as applicable, and by giving written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and stating therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock, or to a nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, other than in a Public Offering as set forth in Section C.3.a.(ii) above, the conversion may, at the option of any holder tendering Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock shall not be deemed to have converted such stock until immediately prior to the closing of such sale of securities.

                  c. Conversion Price Adjustments of Preferred Stock Upon Reorganization or Recapitalization. If at any time or from time to time there shall be any capital reorganization


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          or recapitalization of the Common Stock (including, without limitation, any stock split or stock dividend), provision shall be made so that the holders of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series M Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock, as applicable, the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section C.3.a. with respect to the rights of the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series M Preferred Stock after the recapitalization to the end that the provisions of this Section C.3 (including adjustment of the Conversion Price then in effect and the number of shares which would be received upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series M Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

               d. Conversion Upon Sale of the Corporation. In the event of a Sale of the Corporation, as defined in Section C.2.d., the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series M Preferred Stock, as applicable, shall concurrently with the consummation of such sale, have the right to convert shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series M Preferred Stock into the kind and amount of stock, securities or other consideration (including cash) as are issued upon such Sale of the Corporation to a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series M Preferred Stock could have been converted immediately prior to such merger, consolidation or sale. The corporation shall provide holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series M Preferred Stock with at least five business days prior written notice of any event referred to in this paragraph.

               e. Conversion Price Adjustment Upon Sale of Securities. Each Conversion Price shall be subject to adjustment from time to time as follows:

                    (i) If the corporation shall at any time or from time to
               time issue any shares of Common Stock, or securities convertible into or exercisable for Common Stock (including any shares of Common Stock deemed to have been issued pursuant to subdivision
               (iv)(c) below) other than Excluded Stock (as defined in clause
               (v) below) without consideration or for a consideration per share less than the Conversion Price for the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock, as applicable, in effect immediately prior to the issuance of such Common Stock, then any Conversion Price for the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock that is greater than the consideration per share of Common Stock or its equivalent received in such issuance or sale shall forthwith be lowered to be equal to the quotient obtained by dividing:


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                                 (a) an amount equal to the sum of (x) the
                           total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (iv)(c) below) immediately prior to such issuance, multiplied by the applicable Conversion Price for the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock, as applicable, in effect immediately prior to such issuance, and (y) the consideration received by the corporation upon such issuance; by

                                    (b) the total number of shares of Common
                           Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (iv)(c) below) immediately after the issuance of such Common Stock.

     For the purposes of any adjustment of any Conversion Price for the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock pursuant to this clause, the following provisions shall be applicable:

                           (ii) In the case of the issuance of Common Stock for
                  cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (iii) In the case of the issuance of Common Stock for
                  a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the corporation, irrespective of any accounting treatment.

                           (iv) In the case of the issuance of options to
                  purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                    (a) the aggregate maximum number of shares
                           of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (ii) and (iii) above), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                    (b) the aggregate maximum number of shares
                           of Common Stock deliverable upon conversion of or in exchange for any such convertible or



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                           exchangeable securities or upon the exercise of
                           options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (ii) and (iii) above);

                                    (c) on any change in the number of shares or
                           exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such securities, other than a change resulting from the antidilution provisions thereof, each Conversion Price previously adjusted shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

                                    (d) on the expiration of any such options or
                           rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, each Conversion Price previously adjusted shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

                           (v) "Excluded Stock" means (1) shares of Common Stock
                  issued by the corporation as a stock dividend or upon any subdivision, split-up or combination of shares of Common Stock; (2) shares of Common Stock issued upon exercise of incentive or non-qualified stock options outstanding as of the date hereof; (3) shares of Common Stock issued upon exercise of incentive or non-qualified options granted after the date hereof to employees, consultants or non-employee directors pursuant to the existing stock option plans adopted by the Board; (4) shares of Common Stock issued by the corporation upon conversion of shares of Preferred Stock; (5) shares of Common Stock issued upon exercise of any warrants issued to ESA, Inc., a Massachusetts corporation, pursuant to the Warrant to Purchase Common Stock of Genomic Solutions Inc. dated October 13 1998, (6) shares of Common Stock issued upon exercise of any warrants issued pursuant to the terms of the Business Loan



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                  Agreement between the Company, White Pines Limited Partnership
                  I and others dated April 23, 1999; (7) shares of Common Stock issued upon exercise of any warrants issued pursuant to the terms of the Business Loan Agreement between the Company, White Pines Limited Partnership I and others dated October 28, 1999, or (7) securities that are or were declared to be "Excluded Stock" for purposes of this Section by the holders of 66 2/3% of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series M Preferred Stock, Series D Preferred Stock and Series P Preferred Stock, as applicable, each voting as a separate class and only with respect to the shares held by such class.

                           (vi) All calculations made pursuant to Section
                  C.3.c., C.3.d. and C.3.e. shall be made to the nearest one hundredths (1/100) of one cent or the nearest one tenth (1/10) of a share, as the case may be.

                           (vii) In any case in which the provisions of Sections
                  C.3.c., C.3.d. and C.3.e. shall require that an adjustment shall become effective immediately after a record date of an event, the corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to paragraph (5) above; provided, however, that the corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

                  f. No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section C.3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holder of shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series M Preferred Stock against impairment.

                   g.  No Fractional Shares and Certificate as to Adjustments.

                           (i) No fractional shares shall be issued upon
                  conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or the Series M Preferred Stock. The number of shares of Common Stock to be issued to each holder of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series M Preferred Stock upon conversion shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock,



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                  Series C Preferred Stock, Series D Preferred Stock or Series M
                  Preferred Stock, the corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board of Directors and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the corporation in respect of such fractional interests.

                           (ii) Upon the corporation's awareness of an event
                  that would cause an adjustment or readjustment of the Conversion Price of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock pursuant to this Section C.3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Ratio at the time in effect, and (C) a number of shares of Common Stock and the value, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock, as applicable.

                  h. Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series M Preferred Stock, at least twenty
         (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  i. Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series M Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series M Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the outstanding shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series M Preferred Stock, in addition to such other remedies as shall be


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

         available to the holder of such shares of Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  j. Notices. Any notice required by the provisions of this Section C.3 to be given to the holders of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

         4. Conversion of the Series P Preferred Stock. The holders of the Series P Preferred Stock shall have conversion rights as follows (the "Series P Conversion Rights"):

         a.  Right to Convert.

               (i) Each share of Series P Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for the Series P Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as determined by dividing the Original Series P Issue Price (defined below) by the Series P Conversion Price (defined below) at the time in effect for such share. The Original Series P Issue Price shall be equal to the quotient obtained by dividing (a) by (b), where (a) is an amount equal to the sum of (x) the number of shares of Series P Preferred Stock issued on the Closing Date (as such term is defined in the Investment Agreement dated December 14, 1999, by and between the corporation and PerkinElmer, Inc., a Massachusetts corporation ("PerkinElmer")) at a purchase price of six dollars and thirty cents ($6.30) multiplied by six dollars and thirty cents ($6.30) and (y) the number of shares of Series P Preferred Stock issued on the Closing Date at a purchase price of six dollars and seventy five cents ($6.75) multiplied by six dollars and seventy five cents ($6.75), and (b) is the aggregate number of shares of Series P Preferred Stock issued on the Closing Date. The initial Series P Conversion Price per share for shares of Series P Preferred Stock shall be equal to the Original Series P Issue Price. The Series P Conversion Price for the Series P Preferred Stock shall be subject to adjustment as set forth in Section C.4.c. and Section C.4.d.

               (ii) Each share of Series P Preferred Stock shall automatically be converted into shares of Common Stock at the Series P Conversion Price at the time in effect for such Series P Preferred Stock (1) immediately concurrent with the consummation of the corporation's sale of its Common Stock in a firm commitment underwriting led by a nationally recognized underwriter pursuant to a registration statement on Form S-1 or its then equivalent, filed under the Securities Act of 1933, as amended, and resulting in an aggregate offering price to the public of at least $20,000,000 and the listing of the securities offered on the New York Stock Exchange or the National Market Tier of the NASDAQ Stock Market (the "Qualified Public Offering"), (2) immediately prior to the closing of a Sale of the Corporation, so long as the consent




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


          set forth in Section 5.b. hereof shall have been obtained prior to such conversion, and (3) on the Termination Date, as such term is defined in the Securities Purchase Agreements dated December 14, 1999 (the "Securities Purchase Agreements"), by and between the corporation, PerkinElmer and various holders of the corporation's securities.

               b. Mechanics of Conversion. Any holder of shares of Series P Preferred Stock shall be entitled to convert the same into shares of Common Stock, by surrendering the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series P Preferred Stock and by giving written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and stating therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Series P Preferred Stock or to a nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series P Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, other than in a Qualified Public Offering as set forth in Section C.4.a.(ii) above, the conversion may, at the option of any holder tendering Series P Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series P Preferred Stock shall not be deemed to have converted such stock until immediately prior to the closing of such sale of securities.

               c. Conversion Price Adjustments of Preferred Stock Upon Reorganization or Recapitalization. If at any time or from time to time there shall be any capital reorganization or recapitalization of the Common Stock (including, without limitation, any stock split or stock dividend), provision shall be made so that the holders of shares of Series P Preferred Stock shall thereafter be entitled to receive upon conversion of the Series P Preferred Stock, as applicable, the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series P Preferred Stock after the recapitalization to the end that the provisions of this
          Section 4 (including adjustment of the Series P Conversion Price then in effect and the number of shares which would be received upon conversion of the Series P Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable. The provisions of this clause shall similarly apply to successive reorganizations and reclassifications.

               d. Conversion Price Adjustment Upon Sale of Securities. Series P Conversion Price

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

          shall be subject to adjustment from time to time as follows:

                    (i) If the corporation shall at any time or from time to
               time issue any shares of Common Stock, or securities convertible into or exercisable for Common Stock (including any shares of Common Stock deemed to have been issued pursuant to subdivision
               (iv)(c) below) other than Excluded Stock (as defined in Section C.3.e.(v) above) without consideration or for a consideration per share less than the Series P Conversion Price in effect immediately prior to the issuance of such Common Stock, then the Series P Conversion Price shall forthwith be lowered to be equal to the quotient obtained by dividing:

                         (a) an amount equal to the sum of (x) the total number
                    of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (iv)(c) below) immediately prior to such issuance, multiplied by the Series P Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the corporation upon such issuance; by

                         (b) the total number of shares of Common Stock
                    outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (iv)(c) below) immediately after the issuance of such Common Stock.

     For the purposes of any adjustment of the Series P Conversion Price pursuant to this clause, the following provisions shall be applicable:

                    (ii) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (iii) In the case of the issuance of Common Stock for a
               consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the corporation's Board of Directors, irrespective of any accounting treatment.

                    (iv) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities:

                         (a) the aggregate maximum number of shares of Common
                    Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the
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


                    consideration (determined in the manner provided in subdivisions (ii) and (iii) above), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                         (b) the aggregate maximum number of shares of Common
                    Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (ii) and (iii) above);

                         (c) on any change in the number of shares or exercise
                    price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such securities, other than a change resulting from the antidilution provisions thereof, the Series P Conversion Price previously adjusted shall forthwith be readjusted to such Series P Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

                         (d) on the expiration of any such options or rights,
                    the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series P Conversion Price previously adjusted shall forthwith be readjusted to such Series P Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

                    (v) All calculations made pursuant to Sections C.4.c. and
               C.4.d. shall be made to the nearest one hundredths (1/100) of one cent or the nearest one tenth (1/10) of a share, as the case may be.

                    (vi) In any case in which the provisions of Sections C.4.c.
               and C.4.d. shall




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

               require that an adjustment shall become effective immediately after a record date of an event, the corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series P Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to paragraph (d) above; provided, however, that the corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

               e. No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section C.4. and in the taking of all such action as may be necessary or appropriate in order to protect the Series P Conversion Rights of the holder of shares of the Series P Preferred Stock against impairment.

               f. No Fractional Shares and Certificate as to Adjustments.

                    (i) No fractional shares shall be issued upon conversion of the Series P Preferred Stock. The number of shares of Common Stock to be issued to each holder of shares of Series P Preferred Stock upon conversion shall be computed on the basis of the aggregate number of shares of Series P Preferred Stock to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series P Preferred Stock, the corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board of Directors and
               (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the corporation in respect of such fractional interests.

                    (ii) Upon the corporation's awareness of an event that would cause an adjustment or readjustment of the Series P Conversion Price pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series P Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of shares of Series P Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series P Conversion Price at the time in effect, and (C) a number of shares of Common Stock and the value, if any, of other property which at the time would be received upon the conversion of a share of Series P Preferred Stock.


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



                  g. Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of shares of Series P Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  h. Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of shares of the Series P Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series P Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the outstanding shares of the Series P Preferred Stock in addition to such other remedies as shall be available to the holder of such shares of Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  i. Notices. Any notice required by the provisions of this Section to be given to the holders of shares of Series P Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation

         5. Mandatory Redemption. The shares of Series M Preferred Stock shall be subject to mandatory redemption as set forth below in this Section C.5.

                  a. Redemption Events. Except as prohibited by applicable law and the corporation's then existing agreements with its lenders and provided the corporation has generated net income for its most recent quarterly interim period, the corporation shall redeem all outstanding shares of Series M Preferred Stock on May 7, 2002. The corporation shall effect the redemption by paying in cash, out of any source of funds legally available therefor, an amount per share of Series M Preferred Stock equal to the Original Series M Issue Price (the "Series M Redemption Price").

                  b. Redemption Notice. At least thirty (30) but no more than sixty (60) days prior to the date fixed for redemption of the Series M Preferred Stock (the "Series M Redemption Date"), the corporation shall mail, postage prepaid, written notice thereof (the "Series M Redemption Notice"), to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of shares of Series M Preferred Stock, at the address last shown on the records of the corporation for such holder or if no address appears or is given at the place where the principal executive office of the

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

         corporation is located, specifying the number of shares to be redeemed from such holder, the Series M Redemption Date, the Series M Redemption Price, the place at which payment may be obtained, and calling upon such holder to surrender to the corporation, in the manner and at the place designated, its certificate or certificates representing all of such holders shares of Series M Preferred Stock.

                  c. Surrender of Certificate Payment. Except as prohibited by applicable law, on or before the Series M Redemption Date, each holder of shares of Series M Preferred Stock to be redeemed on such Series M Redemption Date shall surrender the certificate or certificates representing such shares to the corporation, in the manner and at the place designated in the Series M Redemption Notice, and thereupon the Series M Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that, due to restrictions imposed by applicable law, fewer than all of the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued forthwith.

                  d. Rights Subsequent to Redemption. If the Series M Redemption Notice shall have been duly given, and if on the Series M Redemption Date the Series M Redemption Price therefor is either paid or made available for payment through the deposit arrangement specified in subparagraph (e) below, then notwithstanding that the certificates evidencing any of the shares of Series M Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith terminate after such Series M Redemption Date, except for the right of the holders to receive the Series M Redemption Price without interest upon surrender of their certificate or certificates therefor, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding whatsoever. If the funds of the corporation legally available for redemption of shares of Series M Preferred Stock on the Series M Redemption Date are insufficient to redeem the total number of shares of Series M Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the number of shares of Series M Preferred Stock held by each of them. The shares of Series M Preferred Stock not redeemed shall remain outstanding and shall be entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series M Preferred Stock such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on the Series M Redemption Date, but which it has not redeemed.

                  e. Deposit of Funds. On or prior to the Series M Redemption Date, the corporation shall deposit in a trust fund with any bank or trust company having a capital and surplus of at least $100,000,000, a sum equal to the aggregate Series M Redemption Price of all shares of Series M Preferred Stock, or a sum equal to the funds legally available pursuant to Section C.5.d above, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Series M Redemption Date, the Series M Redemption Price to the respective holders upon the surrender of their stock certificates. The deposit shall

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

         constitute full payment of the shares to their holders, and from and after the Series M Redemption Date the shares redeemed on the Series M Redemption Date shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no right with respect thereto except the rights to receive, from the bank or trust company, payment of the Redemption Price, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the end of one year from the Series M Redemption Date shall be released or repaid to the corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the Series M Redemption Price only from the corporation.

         6.       Voting.

                  a. Voting Rights of Series B, Series C, Series D and Series P Preferred Stock. The holder of each share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series P Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series P Preferred Stock could then be converted (with any fractional shares, determined on an aggregate conversion basis, being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of holders of shares of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote (except as otherwise expressly provided herein or as required by law), together with holders of shares of Common Stock as a single class, with respect to any question upon which holders of shares of Common Stock have the right to vote. Election of directors need not be by written ballot, unless the bylaws of the corporation shall so provide.

                  b. Right to Vote on the Sale of the Corporation. The corporation shall not effect a Sale of the Corporation, as defined in Section C.2.d of Article V, without first obtaining the written consent of (i) the holders of 66-2/3% of the shares of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (all treated as if fully converted to common stock) and the common stock issued upon conversion of the Series B, Series C and Series D Preferred Stock, all voting together as a single class, and (ii) the holders of a majority of the then outstanding shares of Series P Preferred Stock.

                  c. Voting Rights of the Series M Preferred Stock. Except as required by law, the holders of Series M Preferred Stock shall have no voting rights.

         7.       Protective Provisions.

                  a. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series B Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of holders of a majority of the then outstanding shares of Series B Preferred Stock:

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

                           (i) alter or change the rights, preferences or
                  privileges of the shares of Series B Preferred Stock, in a manner that adversely affects the holders of shares of the Series B Preferred Stock; or

                           (ii) increase the authorized number of shares of
                  Series B Preferred Stock or Series C Preferred Stock.

                  b. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series M Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding shares of Series M Preferred Stock:

                           (i) alter or change the rights, preferences or
                  privileges of the shares of Series M Preferred Stock, in a manner that adversely affect the holders of shares of the Series M Preferred Stock; or

                           (ii) increase the authorized number of shares of
                  Series M Preferred Stock.

                  c. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series C Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of holders of a majority of the then outstanding shares of Series C Preferred Stock:

                           (i) alter or change the rights, preferences or
                  privileges of the shares of Series C Preferred Stock, in a manner that adversely affects the holders of shares of the Series C Preferred Stock; or

                           (ii) increase the authorized number of shares of
                  Series C Preferred Stock or Series B Preferred Stock.

                  d. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series D Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of holders of a majority of the then outstanding shares of Series D Preferred Stock:

                           (i) alter or change the rights, preferences or
                  privileges of the shares of Series D Preferred Stock, in a manner that adversely affects the holders of shares of the Series D Preferred Stock; or

                           (ii) increase the authorized number of shares of
                  Series D Preferred Stock Series B Preferred Stock or Series C Preferred Stock.

                  e. Subject to the rights of series of Preferred Stock which may from time to time

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

         come into existence, so long as shares of Series P Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of holders of a majority of the then outstanding shares of Series P Preferred Stock:

                           (i) amend, alter or change the Amended and Restated
                  Certificate of Incorporation or the corporation's bylaws so as to (a) alter or change the rights, preferences or privileges of the shares of Series P Preferred Stock in a manner that adversely affects the holders of shares of the Series P Preferred Stock, (b) prevent or impede the exercise by PerkinElmer of its Option (as defined in the Securities Purchase Agreements) under the Securities Purchase Agreements, or (c) prevent or impede PerkinElmer from controlling this corporation following the exercise of its Option for 100% of the securities subject to the Option;

                           (ii) increase the authorized number of shares of
                  Series P Preferred Stock, Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock;

                           (iii) declare any dividends on, or make any other
                  distribution with respect to, any shares of its capital stock or apply any of its property or assets to the purchase, redemption or other retirement of any shares of any class of its capital stock, or set apart any sum for any such payments; or

                           (iv) issue any shares of Series P Preferred Stock.

         8. Status of Converted Stock. If any shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series M Preferred Stock or Series P Preferred Stock shall be converted pursuant to Section C.3 or
C.4 of this Article V., the shares so converted shall be canceled and shall not be issuable by the corporation. This Second Amended and Restated Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

         9. Status of Redeemed Stock. If any shares of Series M Preferred Stock shall be redeemed pursuant to Section C.5 of this Article V., the shares so redeemed shall be canceled and shall not be issuable by the corporation. This Second Amended and Restated Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

         D. Common Stock and Callable Common Stock.

         1. Voting. The holders of Callable Common Stock and Common Stock shall, on all matters submitted to a vote of the stockholders of the corporation, each be entitled to one vote per share, voting together as a single class unless otherwise provided for in this certificate of incorporation or required by applicable law.

         2. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the corporation, (1) the holders of shares of Callable Common Stock shall be entitled

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

to receive an aggregate amount per share equal to the aggregate amount to be distributed per share to holders of Common Stock, and (2) no distribution shall be made to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Common Stock, except distributions made ratably on the Common Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

         3. Other Rights, Preferences, Privileges and Restrictions. All other rights, preferences, privileges and restrictions of Callable Common Stock and Common Stock shall be identical in all respects, except as follows:

                  (a) Redemption. Subject to the provisions of subsection (c) below, the Callable Common Stock shall be redeemed, in whole but not in part, by the corporation (the "Call"), following the receipt by the corporation of a Redemption Notice (as defined in Section F below) at the prices and upon the terms and conditions set forth below.

                           (i) Price. The redemption price per share of Callable
                  Common Stock shall be the greatest of the following, subject to subsection (ii) below and adjusted as set forth in subsection (iv) below (the "Redemption Price"): (a) 120% of the average of the last reported sale price per share of the Callable Common Stock, as reported on the New York Stock Exchange or the Nasdaq Stock Market, as applicable, over the 30 trading days ending on the trading day before the Redemption Notice Date, (as defined in Section F below); (b) 120% of the last reported sales price per share of Callable Common Stock, as reported on the New York Stock Exchange or the Nasdaq Stock Market, as applicable, on the trading day before the Redemption Notice Date; or (c) the price set forth below:


                      Price Per Share of                     Number of Days That Have Elapsed Between
                      ------------------                     ----------------------------------------
                     Callable Common Stock                   Effective Date and Redemption Notice Date
                     ---------------------                   -----------------------------------------
                             $6.75                                      1 through 182
                             $7.00                                      183 through 365
                             $7.50                                      366 through 548
                             $8.00                                      549 through 730

         ;provided, however, that no days during which the Redemption Notice may not be given (as described in Section F.4 below) shall be included in calculating the number of days that have elapsed between the Effective Date and the Redemption Notice Date.

                           (ii) Acquisition Proposal. Notwithstanding subsection
                  (i) above, if prior to the receipt of the Redemption Notice, the corporation notifies PerkinElmer that the corporation has received an Acceptable Acquisition Proposal (as defined in Section F below), the Redemption Price with respect to any Redemption Notice given during the five Business Days following PerkinElmer's receipt of such notice from the corporation will be the price set forth in the Acceptable Acquisition Proposal. If the Acceptable Acquisition Proposal sets forth a proposed transaction involving currency other than cash, the per share cash equivalent (and hence the Redemption Price) shall

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

                  be determined by a nationally recognized investment banker, selected by PerkinElmer and reasonably acceptable to the corporation; provided, however, that such investment banker may not have rendered service to PerkinElmer; provided, further, that PerkinElmer shall pay all the costs and expenses of such investment banker.

                           (iii) Notice. Notice of any proposed redemption of
                  the Callable Common Stock shall be given promptly by the corporation after the Redemption Notice Date by mailing a copy of such notice (the "Call Notification"), postage prepaid, to the holders of record of the shares of Callable Common Stock at their respective addresses then appearing on the books of the corporation, but neither failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceeding for the redemption of the Callable Common Stock.

                           (iv) Adjustments. If the corporation shall at any
                  time after the initial issuance of any Callable Common Stock pay any dividend on Callable Common Stock payable in Callable Common Stock or effect a subdivision or combination of the Callable Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Callable Common Stock, then in each such case the Redemption Prices set forth above in Section 3(a)(i)(c) shall be adjusted by multiplying each Redemption Price in effect immediately prior to such event by the ratio of the number of shares of Callable Common Stock outstanding immediately prior to such event to the number of shares of Callable Common Stock outstanding immediately after such event. If the corporation shall at any time after the initial issuance of any Callable Common Stock declare or pay any dividend on Callable Common Stock in cash, securities or other property other than Callable Common Stock, the Redemption Prices set forth in Subsection 3(a)(i)(c) in effect for each period after such event shall each be reduced by the per share value of such dividend multiplied by a fraction the numerator of which equals the Redemption Price which would otherwise be in effect for such period and the denominator of which equals the Redemption Price in effect at the time of such event; provided that such adjustment shall not be made with respect to cash dividends determined by the majority of the Board of Directors to be in the ordinary course. The Board of Directors shall determine in good faith the value of any noncash dividend for purposes of those adjustments.

         (b)      Procedures.

                  (i)      Payment.

                           (A) On or prior to the date any Call Notification is
                  first sent or given, the corporation shall deposit or cause to be deposited the aggregate of the Redemption Price (in each case, together with accrued and unpaid dividends to such date) of the shares to be redeemed with the Depositary, in trust for payment to the holders of the Callable Common Stock, and deliver irrevocable written instructions authorizing the Depositary to apply such deposit solely to the redemption for the shares to be


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

                  redeemed. Following the giving of the Call Notification, each holder of shares of Callable Common Stock will be paid, within three Business Days (as defined in Section F below) following the surrender of the certificate or certificates representing such shares to the Depositary together with a properly executed letter of transmittal covering such shares of stock, the Redemption Price for such shares.

                           (B) The corporation's written instructions to the
                  Depositary may provide that any of such deposit remaining unclaimed, at the expiration of two years after the date the Call Notification is given, by the holder of any of such shares of Callable Common Stock be returned to the corporation and revert to the general funds of the corporation, after which return such holder shall have no claim against the Depositary but shall have a claim as an unsecured creditor against the corporation for the Redemption Price together with accrued and unpaid dividends through the date of giving of the Call Notification, without interest. The Call Notification having been duly given, or the Depositary having been irrevocably authorized by the corporation to give said notice, and the Redemption Price (together with accrued and unpaid dividends through the date of giving of the Call Notification) of the shares to be redeemed having been deposited, all as aforesaid, then all shares of Callable Common Stock with respect to which such deposit shall have been made pursuant to exercise of the Call shall forthwith, whether or not the date fixed for such redemption shall have occurred or the certificates for such shares shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, except the right of the holders of such shares to receive, out of such deposit in trust, the Redemption Price (together with accrued and unpaid dividends through the date of giving of the Call Notification) to which they are entitled, without interest.

                  (ii) Redeemed Shares. All shares of Callable Common Stock redeemed by the corporation pursuant to the Call shall be retired and cancelled promptly after the redemption thereof. All such shares shall upon their cancellation become authorized but unissued shares of common stock without designation as to series and may be reissued as part of any series of common stock existing or to be created by resolution or resolutions of the Board of Directors as permitted by this Second Amended and Restated Certificate of Incorporation or as otherwise permitted under Delaware law.

         (c) Conversion. Each share of Callable Common Stock outstanding following the close of business on the last day of the Call Period (the "Conversion Date"), shall, unless the Redemption Notice Date shall have occurred, automatically be converted into one share of Common Stock in accordance with the terms and conditions set forth below.

                  (i) Notice; Replacement of Shares. Notice of the Conversion Date shall be given by mailing a copy of such notice, postage prepaid, to the holders of record of the shares of Callable Common Stock at their respective addresses then appearing on the books of the corporation, not more than 30 days after the Conversion Date, but neither failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the conversion of the Callable Common Stock. Upon request of any holder, the corporation

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

         shall issue and deliver to the holder as promptly as practicable after the Conversion Date a replacement certificate for the number of shares issuable upon conversion of such Callable Common Stock. Thereafter, all Callable Common Stock shall immediately cease to be outstanding for any purpose, except the right to request Common Stock certificates upon surrender of the certificates representing Callable Common Stock and the right to receive declared and unpaid dividends on such Callable Common Stock. No shares of Callable Common Stock shall be issued after the Conversion Date.

                  (ii) Reservation of Shares. The corporation shall provide, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares of Common Stock to provide for the conversion of all issued and outstanding shares of Callable Common Stock on the Conversion Date. The corporation covenants that all shares of Common Stock that may be issued upon conversion of Callable Common Stock will upon issue be fully paid and non-assessable by the corporation and free from all taxes, liens and charges with respect to the issue thereof. The corporation further covenants that, if on the Conversion Date the Callable Common Stock shall be listed on the New York Stock Exchange or the National Market Tier of the Nasdaq Stock Market, the corporation will, if permitted by applicable rules, seek to list on the New York Stock Exchange or the National Market Tier of the Nasdaq Stock Market, as the case may be, all Common Stock issuable.

         (d) Dividends, etc. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Second Amended and Restated Certificate of Incorporation, holders of Callable Common Stock and Common Stock shall be entitled to receive such dividends and other distributions in cash, Preferred Stock, stock of any corporation other than the corporation or property of the corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in stock of the corporation other than Preferred Stock, including distributions pursuant to stock splits or divisions of stock of the corporation other than Preferred Stock which occur after the initial issuance of shares of Callable Common Stock by the corporation, only shares of Common Stock shall be paid or distributed with respect to Common Stock and only shares of Callable Common Stock in an amount per share equal to the amount per share paid or distributed with respect to Common Stock shall be paid or distributed with respect to Callable Common Stock. In the case of any combination or reclassification of the Callable Common Stock or the Common Stock, the shares of the Common Stock or the Callable Common Stock, as the case may be, shall also be combined or reclassified so that the number of shares of Callable Common Stock outstanding immediately following such combination or reclassification shall bear the same relationship to the number of shares of Callable Common Stock outstanding immediately prior to such combination or reclassification as the number of shares of Common Stock outstanding immediately following such combination or reclassification bears to the number of shares of Common Stock outstanding immediately prior to such combination or reclassification.

         (e) Consolidation, Merger, etc. If the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case, each

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

share of Callable Common Stock shall at the same time be similarly exchanged or changed into an amount per share, equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged; provided that, unless the consolidation, merger, combination or other transaction is effected pursuant to an Acceptable Acquisition Proposal, the stock or securities into or for which the Callable Common Stock is changed or exchanged (but not the Common Stock) shall be made redeemable on terms no less favorable to the corporation than the terms upon which the Callable Common Stock is redeemable.

         (f) Rank. The Common Stock and Callable Common Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all series of the corporation's Preferred Stock.

         (g) Legend. Each certificate representing shares of Callable Common Stock shall bear the following legend:

                  "The shares of Callable Common Stock represented hereby are subject to (i) redemption at the option of the corporation during the periods, at the prices and on the terms and conditions specified in the corporation's Second Amended and Restated Certificate of Incorporation, and (ii) conversion into Common Stock, par value $0.001, of the corporation on the date specified, and upon the terms and conditions set forth in, such Second Amended and Restated Certificate of Incorporation. After notification of the corporation's exercise of its redemption option, the shares represented by this certificate shall cease to be outstanding for all purposes and the holder hereof shall be entitled to receive only the redemption price of such shares, without interest. After conversion this certificate shall represent the shares of Common Stock into which the shares of Callable Common Stock represented hereby shall have been converted, and this certificate may be exchanged for a new certificate representing such shares of Common Stock."

         E. Amendment. In addition to any affirmative vote required by law or this Second Amended and Restated Certificate of Incorporation, any amendment of the provisions of this Article V or Article VI, or any amendment, reclassification, limitation or repeal of any other provision of this Second Amended and Restated Certificate of Incorporation that would have the effect of amending, modifying, limiting or repealing said Article V or Article VI, shall require the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and of the holders of a majority of the shares of Callable Common Stock entitled to vote, each voting separately as a class.

         F. Definitions. For purposes of Sections D, E, F and G of this Article V, the following terms shall have the following meanings:

1. "Acceptable Acquisition Proposal" means an acquisition proposal that is not subject to further due diligence and not subject to any financing contingency, that contains a proposal as to price and that the Board of Directors is prepared to accept.

2. "Acquisition Proposal" means any proposal or offer made to the corporation or its stockholders with

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

respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or substantially all of the assets or securities of the corporation (but not including the Call).

3. "Business Day" means any day which is not a Saturday, Sunday or a federal holiday.

         4. "Call Period" means the period commencing on the "Effective Date" and ending on the earlier of: (i) the close of business two years after the Effective Date, provided however that this period shall be extended by the aggregate number of days during which the Redemption Notice may not be given; or
(ii) the date of the closing by the corporation of the transaction set forth in an Acceptable Acquisition Proposal, so long as no Redemption Notice was given within five (5) Business Days of the corporation providing PerkinElmer with the notice of such proposal and such closing occurs within 180 days following the receipt of such notice by PerkinElmer. The number of days during which the Redemption Notice may not be given shall not exceed an aggregate of 270 days less the number of days that have elapsed between January 27, 2000 and the Effective Date. The Redemption Notice may not be given prior to and during the 180-day period following the consummation of a Qualified Initial Public Offering. If the corporation receives an Acceptable Acquisition Proposal and the Redemption Notice is not given within 5 Business Days of the corporation's providing PerkinElmer with the notice of such proposal, the Redemption Notice may not be given until the earlier of (a) the withdrawal or rejection of the Acceptable Acquisition Proposal; (b) the modification of the price or value of the Acceptable Acquisition Proposal in a manner adverse to the corporation or its stockholders; or (c) the 180th day following the receipt of the Acceptable Acquisition Proposal notice by PerkinElmer.

         5. "Depositary" means a bank or trust company having combined capital, surplus and undivided profits of at least $500,000,000 which is appointed by the corporation to serve as agent for the purpose of receiving certificates representing shares of the Common Stock upon exercise of the Call and distributing the Redemption Price.

         6. "Effective Date" means the date of the closing of a Qualified Initial Public Offering.

         7. "PerkinElmer" means PerkinElmer, Inc., a Massachusetts corporation, or one of its affiliates to whom it has assigned its rights pursuant to that certain Investment Agreement, dated as of December 14, 1999, between the corporation and PerkinElmer.

         8. "Qualified Initial Public Offering" means an initial public offering by the corporation for an aggregate offering price of at least $20 million and that results in the corporation's stock being listed on the New York Stock Exchange or the National Market Tier of the Nasdaq Stock Market.


         9. "Redemption Notice" means a written request from PerkinElmer to the corporation to effect the Call.

         10. "Redemption Notice Date" means the date on which the corporation receives the Redemption Notice, whether by facsimile, personal delivery, receipt of delivery by overnight courier or receipt of U.S. Mail.

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

         G. Restrictions on Issuances of Capital Stock and Dividends. The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock at the time outstanding (voting as a single class), given in person or by proxy, either in writing without a meeting called for the purpose, or by a vote at any meeting called for the purpose, shall be necessary for the corporation to effect:

         1. Prior to expiration of the Call Period, the issuance of any shares of Common Stock other than to PerkinElmer.

         2. Following the receipt by the corporation of the Redemption Notice, the issuance of any shares of capital stock or any securities convertible into, exercisable for or exchangeable for capital stock of the corporation.

         3. Following the receipt by the corporation of the Redemption Notice, the declaration of any dividends or distributions on any shares of capital stock.

         4. The acceptance or consummation of any Acquisition Proposal prior to the expiration of five Business Days following notice to PerkinElmer that such Acquisition Proposal is an Acceptable Acquisition Proposal.

         5. Prior to the expiration of the Call Period, any reclassification of the capital stock of the corporation, other than the reclassification contemplated to occur at the Effective Date.

                                   ARTICLE VI.

         The business and affairs of the corporation shall be managed by or under the direction of a board of directors consisting of not less than three
(3) nor more than nine (9) directors. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. The directors shall be divided into three classes, Class I, Class II and Class III. The initial term of office of the Class I, Class II and Class III directors shall expire at the annual meeting of stockholders in 2000, 2001 and 2002, respectively. The number of directors shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Beginning in 2000, at each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. In no case will a decrease in the number of directors shorten the term of any incumbent director even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any director may be removed with or without cause, but only by the affirmative vote of the holders of not less than a majority of the outstanding capital stock of the corporation entitled to vote generally in the election of directors voting together as a single class. Except as required by law or the provisions of this Second Amended and Restated Certificate of Incorporation, all vacancies on

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

the Board of Directors and newly created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same Effectiveremaining term as that of his or her predecessor. Notwithstanding anything to the contrary contained in this Article VI, the term of each member of the corporation's Board of Directors, irrespective of that member's class, shall end (i) upon the exercise by PerkinElmer, Inc. (or its permitted assignee) of its right to acquire 100% of the corporation's equity securities subject to those Securities Purchase Agreements entered into by and between PerkinElmer, Inc. and the holders of such equity securities; or (ii) if PerkinElmer, Inc. (or its permitted assignee) directs the corporation to exercise the call rights for 100% of the corporation's equity securities subject to the Call Rights, as defined in the Investment Agreement between the corporation and PerkinElmer, dated December 14, 1999.

                                  ARTICLE VII.

         A. Indemnification of Officers and Directors.  The corporation shall:

         1. indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or if such person has previously been designated for indemnification by the resolution of the Board of Directors, an employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

         2. indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, joint venture, employee benefit plan, trust or other enterprise, or if such person has previously been designated for indemnification by the resolution of the Board of Directors, an employee or agent of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to

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

be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

         3. indemnify any director or officer, or, if such person has previously been designated for indemnification by the resolution of the Board of Directors, an employee or agent of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, to the extent that such director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article VII.A.1 and 2, or in defense of any claim, issue or matter therein; and

         4. make any indemnification under Article VII.A.1 and 2 (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in Article VII.A.1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation; and

         5. pay expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in this Article VII. Notwithstanding the foregoing, the corporation shall not be obligated to pay expenses incurred by a director or officer with respect to any threatened, pending, or completed claim, suit or action, whether civil, criminal, administrative, investigative or otherwise ("Proceedings") initiated or brought voluntarily by a director or officer and not by way of defense (other than proceedings brought to establish or enforce a right to indemnification under the provision of this Article VII. unless a court of competent jurisdiction determines that each of the material assertions made by the director or officer in such proceeding were not made in good faith or were frivolous). The corporation shall not be obligated to indemnify the director or officer for any amount paid in settlement of a proceeding covered hereby without the prior written consent of the corporation to such settlement; and

         6. not deem the indemnification and advancement of expenses granted pursuant to the other subsections of this Article VII. exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in which director's or officer's official capacity and as to action in another capacity while holding such office; and

         7. have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was

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

serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this
Article VII.; and

         8. deem the provisions of this Article VII. to be a contract between the corporation and each director and officer, or appropriately designated employee or agent who serves in such capacity at any time while this Article
VII. is in effect, and any repeal or modification of this Article VII. shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts; and

         9. continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII. unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the corporation and such rights shall inure to the benefit of the heirs, executors and administrators of such a person.

         B. Elimination of Certain Liability of Directors. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article VII. by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII.

         Meetings of stockholders may be held within or without the State of Delaware as the bylaws may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

                                   ARTICLE IX.

         No stockholder of the corporation shall by reason of holding shares of any class of stock have any cumulative voting right.


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                                   ARTICLE X.

         The Board of Directors may from time to time make, amend, supplement or repeal the corporation's bylaws; provided, however, that the stockholders may change or repeal any bylaw adopted by the Board of Directors; and provided, further, that no amendment or supplement to the bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.


         IN WITNESS WHEREOF, the undersigned has executed this Corrected Second Amended and Restated Certificate of Incorporation of Genomic Solutions Inc. on May 3, 2000.
                                    /s/ Jeffrey S. Williams
                                    ------------------------------------
                                    Jeffrey  S.  Williams,  President  and Chief
                                    Executive Officer


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